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                                                                  Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Vertex Pharmaceuticals Incorporated on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224, 33-12325 and 333-27011) of our report dated
February 23, 1998 on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated, as of December 31, 1997 and 1996, and for years ended December 31, 1997, 1996 and 1995, which report is included in this annual report on Form 10-K.

Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 26, 1998